As filed with the Securities and Exchange Commission on February 9, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
ENDOCYTE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	35-1969-140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3000 Kent Avenue, Suite A1-100
West Lafayette, IN 47906
(765) 463-7175
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
1997 STOCK PLAN
2007 STOCK PLAN
2010 EQUITY INCENTIVE PLAN
2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)
P. Ron Ellis
President and Chief Executive Officer
Endocyte, Inc.
3000 Kent Avenue, Suite A1-100
West Lafayette, IN 47906
(765) 463-7175
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq.	Bruce K. Dallas, Esq.
Elton Satusky, Esq.	Davis Polk & Wardwell LLP
Scott K. Murano, Esq.	1600 El Camino Real
Wilson Sonsini Goodrich & Rosati	Menlo Park, CA 94025
Professional Corporation	(650) 752-2000
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum		Proposed Maximum
Title of Securities to	to be	Offering Price		Aggregate	Amount of
be Registered	Registered(1)	Per Share		Offering Price	Registration Fee
Common Stock, $0.001 par value, to be issued under the 1997 Plan	476,640 shares (2)	$1.65	(3)	$786,456.00 (4)	$91.31
Common Stock, $0.001 par value, to be issued under the 2007 Plan	1,519,654 shares (5)	$3.11	(3)	$4,726,123.94 (4)	$548.70
Common Stock, $0.001 par value, to be issued under the 2010 Equity Incentive Plan	1,498,929 shares (6)	$7.47	(7)	$11,196,999.63	$1,299.97
Common Stock, $0.001 par value, to be issued under the 2010 Employee Stock Purchase Plan	261,780 shares (8)	$6.35	(9)	$1,662,303.00	$193.00
Total Registration Fees					$2,132.98

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock of Registrant that become issuable under its 1997 Stock Plan, 2007 Stock Plan, 2010 Equity Incentive Plan or 2010 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals. This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1997 Stock Plan.

(3)	For the sole purpose of calculating the registration fee, the offering price per share is based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4)	Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 2 above and in note 5 below.

(5)	This subtotal represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 2007 Stock Plan.

(6)	This subtotal represents the sum of 190,029 shares issuable upon exercise of options that have not yet been granted under the 2007 Stock Plan as of the date of this Registration Statement and 1,308,900 shares to be granted under the 2010 Equity Incentive Plan.

(7)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on February 7, 2011.

(8)	This subtotal represents the number of shares authorized to be issued under the 2011 Employee Stock Purchase Plan.

(9)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the common stock as reported on the NASDAQ Global Market on February 7, 2011. Pursuant to the 2010 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of common stock shall be an amount equal to 85% of the fair market value of a share of common stock on the Offering Date or the Exercise Date (as defined in such plan), whichever is lower.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*
Item 2. Registrant Information and Employee Plan Annual Information.*
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have been previously filed with the Commission, are hereby incorporated by reference in the Registration Statement:
(a)	The Registrant’s prospectus, dated February 4, 2011, filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”), which contains audited financial statements for the Registrant for the fiscal year ended December 31, 2009.

(b)	The description of the Registrant’s Common Stock set forth in its registration statement on Form 8-A filed on January 24, 2011, and any amendment or report filed for the purpose of updating such description.
          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     None.
Item 6. Indemnification of Directors and Officers.
          Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
          Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
          Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
          Article IX of the Registrant’s amended and restated certificate of incorporation authorizes it to provide for the indemnification of directors to the fullest extent permissible under Delaware law.
          Article VIII of the Registrant bylaws provides for the indemnification of officers, directors and third parties acting on its behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to its best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.
          The Registrant has entered into indemnification agreements with its directors, executive officers and others, in addition to indemnification provided for in its bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.
          The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 7. Exemption from Registration Claimed.
          Not Applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit Document
3.3*	Amended and Restated Certificate of Incorporation of the Registrant

3.4*	Amended and Restated Bylaws of the Registrant

4.1*	Specimen Common Stock certificate of the Registrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.2*	1997 Stock Plan

10.3*	2007 Stock Plan

10.4*	2010 Equity Incentive Plan

10.5*	2010 Employee Stock Purchase Plan

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

*	Incorporated by reference to the exhibit to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-168904 as declared effective on February 4, 2011.
Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification as against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Lafayette, State of Indiana, on the 9th day of February, 2011.

Endocyte, Inc.
By:	/s/ P. Ron Ellis
P. Ron Ellis
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Ron Ellis and Michael A. Sherman, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

Director, President and Chief Executive Officer
/s/ P. Ron Ellis P. Ron Ellis		February 9, 2011

Chief Financial Officer and Principal Accounting Officer
/s/ Michael A. Sherman Michael A. Sherman		February 9, 2011

Director
/s/ John C. Aplin John C. Aplin		February 9, 2011

Director and Chief Science Officer
/s/ Philip S. Low Philip S. Low		February 9, 2011

Director
/s/ Douglas G. Bailey Douglas G. Bailey		February 9, 2011

Director
/s/ Keith E. Brauer Keith E. Brauer		February 9, 2011

Chairman of the Board of Directors
/s/ John G. Clawson John G. Clawson		February 9, 2011

Director
/s/ Ann F. Hanham Ann F. Hanham		February 9, 2011

Director
/s/ Fred A. Middleton Fred A. Middleton		February 9, 2011

Director
/s/ James S. Shannon James S. Shannon		February 9, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
3.3*	Amended and Restated Certificate of Incorporation of the Registrant

3.4*	Amended and Restated Bylaws of the Registrant

4.1*	Specimen Common Stock certificate of the Registrant

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.2*	1997 Stock Plan

10.3*	2007 Stock Plan

10.4*	2010 Equity Incentive Plan

10.5*	2010 Employee Stock Purchase Plan

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

*	Incorporated by reference to the exhibit to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-168904 as declared effective on February 4, 2011.